Tidewater Inc.

September 06, 2018

09:45 AM EDT

Speaker ID: BARC002_090418b_TidewaterInc_

Tidewater Inc.

September 06, 2018

09:45 AM EDT

David:

Our next presentation is with Tidewater and we've got CEO, John Rynd.  John has been with the company since 2016, is that correct?  March of this year, excuse me.  But then prior to that, he served as CEO and President of Hercules Offshore from 2008 to 2016 and was with a variety of roles with Noble Drilling prior to that.  John, thank you very much for joining us today.

John Rynd:

Thank you, David, and thanks for having us.  Appreciate the opportunity to get the Tidewater story out there.  As many of you know, we recently came out of a restructuring and as you'll see on the slides that we prepared, we have the strongest balance sheet in the OSV space and I think we're going to put that to use very effectively.

Again, forward-looking statements, I think all of us in our career at some point have said something we regret because we cannot predict the future, so if you want to look at the risks and uncertainties that are in our business, please go to our website or to SEC.gov and you'll get the Tidewater 10Qs and 10Ks where we lay out the risks and uncertainties that face our industry.

Tidewater overview.  Again, there's some quotes by some of the sell side analysts that cover us.  We think we are well positioned to take advantage of the current market and we'll talk about what we've done recently to spell that out.  We were the first person to design the OSV, we created the business in 1955.  We did the restructuring, as I said, in the summer of 2017.  Traded on NYSE, common stock TDW.  You can see we have some Series A warrants and we have the Series B warrants as a result of coming out of the restructuring.  Our market cap is right at just shy of $1 billion.  Balance sheet, we have $464 million of cash as of June 30th.  We're net debt negative $20 million, the book equity is right over $1 billion.

We have 204 owned vessels as of June 30th, the average age is slightly less than 9 years, and you'll see in a slide forthcoming, distributed very effectively around the globe.  We announced the agreement to acquire GulfMark on an all-stock transaction and we'll go in a little more detail on that again in the slides.

We really believe that we're the best positioned to navigate this challenging market.  The market has improved and I've got a slide on that, but it's still a very challenging market.  Again, we're still focused on safety and compliance, that has never wavered even through the roughest times of this cycle.  On our cost side, we've driven out 50% of the operating costs at the vessel level and over 30% out of G&A and continue to tweak that.  Not only

Tidewater Inc.

September 06, 2018

09:45 AM EDT

Speaker ID: BARC002_090418b_TidewaterInc_

just on the cost side, but also just how do we more efficiently run our business, which obviously will drive more efficient operations, drive more cost-efficient operations.  Again, I touched on our strength of our balance sheet, negative net debt.  Again, we're a trusted partner, we've been in the business all around the world for over 60 years.  And that global footprint gives us a great lens into what's going on around the world with various customers, both the international oil companies and the national oil companies.  Again, we've got a young modern fleet, and we are through with our CapEx program.  We took delivery on our last vessel in the end of July.

I touched on safety. Right now, our Total Recordable Incident Rate (TRIR) is average 0.14 and year to date we are at 0.14, so we have been very focused even through the roughest times to not hurt anybody and deliver a safe and efficient operation for our clients around the world.

If you look at the fleet distribution across our competitive landscape, we're number two behind Bourbon with 180 vessels, they have 185.  We talked about the GulfMark acquisition.  That will get us to 245 OSVs with a 273 total fleet, so that will put us as the largest provider of OSVs on a global basis.

And again, I've touched on where our position is.  If you look, we are at all the major markets around the world that have drilling and production activities.  Here we've overlaid the addition of the GulfMark fleet.  I think there's two areas that are key as we do increase our position in the US Gulf of Mexico as well as get a nice pickup in the North Sea.  We did not do the deal predicated on the North Sea, but we were in a position with our fleet size in the North Sea that we needed to either get bigger or get out.  And this gives us a much bigger footprint and a very established player in GulfMark.  They've been in that region for over 30 years.

So you walk around the world, in the Americas obviously that's the US Gulf of Mexico, Mexico, Brazil, Canada, where we currently have 3 boats operating, Brazil and Trinidad.  In West Africa we're up and down the coast with 2 major presences in Angola and Nigeria, but again, we're all on the north coast of Africa which really has seen, that market has had a nice little pickup year-to-date and we'll touch a little bit on the utilization. Europe and the Med, we've got a very good presence in the Med and that market has been very strong for us, again, relative to activity.  When I talk about a strength in the market, we're not there yet on day rates, but we are seeing increased activity in utilization.  And again, the Middle East and Asia Pac, we have 2 vessels working in Myanmar, 3 vessels in Thailand, and also GulfMark has 2 vessels working in Thailand.  And then obviously the Middle East is our biggest presence with our largest presence within the Middle East with Saudi Aramco and then we are also working about 12 vessels today in the region on the construction market.  So we're across construction production and drilling support.

Again, touched on the balance sheet.  Cash and equivalents, $464 million, total debt $444 million, book equity $1 billion.  Total debt to cap 31%, net debt zero. Our debt maturities, $350 million in 2022 and then $90 million is export agency-backed debt, amortizes over the next 10 years, so we're in a very solid position.  If you look pro forma for the GulfMark merger, net debt is right at about $100 million and net debt to net book equity is less than 10%.  So again, doing the GulfMark opportunity with all equity.  It preserves the balance sheet strength that will enable us to continue to look at opportunities for further M&A either companywide or individual assets around the world.

Tidewater Inc.

September 06, 2018

09:45 AM EDT

Speaker ID: BARC002_090418b_TidewaterInc_

Again, we have the highest market cap and the lowest leverage is the OSV sector.  You can see pro forma with the GulfMark transaction $1.2 billion.  If you look pro forma on the GulfMark acquisition, it's 5% net to capitalization. So again, I think the strength here is the balance sheet and the liquidity that's going to give us a lot of flexibility as we come up off bottom in our industry.  And I think if you look down on the right on the bottom slide, on the debt to cap ratios, you can see our strength.  I think that's a very big competitive advantage for us is we're going to be able to reactivate vessels into a rising market with our liquidity and we'll get the first mover advantage.  And I think a number of our highly levered competitors are really going to struggle as this market starts to turn, where are they going to find the capital to reactivate a vessel?  A vessel that's a relatively new generation, that's been stacked two to four years is probably going to be $1.5 million to $2 million.  A more complex or longer stack vessel could be up to a $5 million reactivation.  So I think that we are in a position again, combination of the balance sheet and again where our footprint is around the world, if a market moves, we're going to be in that market and be able to take advantage of it, both with really high quality fleet that 20 of them are still idle, and then the balance sheet to take advantage of those opportunities to reactivate higher into the market.

Obviously, we do, our business is predicated on the offshore drilling business.  Again, we have a baseline of about 40% of our business is production related, i.e., or construction related.  The rest of the 60% is all drilling related.  You can see roughly I think that math is about 400 and some odd rigs that are currently active.  IHS came out this morning with a report that they predict a 20% growth in the rig count through 2020.  So if you do that math, that gets that rig count to the low 500s and you'll see why that's important on a further slide that we've gotten.  But you can see I think as you see in our business, the drilling business is coming off bottom and you're seeing the drillers being a little more optimistic.  You've seen Transocean announce the acquisition of Ocean Rig.  As we're coming off bottom, that appears to be a very good move.

What will equilibrium look like?  Let's go back to the kind of the peak of the market in the fourth quarter of 2014.  You had a working rig ratio of 4.5 vessels per rig and then you can see where it peaked to 8.3 as we go through the trough cycles of 2017 and into and through the summer of 2018 it's come down modestly.  So right now, it's 6.6 rigs without the 500 vessels that are 25 years or older and it's down to 5.6 if you take the 1,000 that are 15 years and older.  And we'll touch on that further in the slides.

So market equilibrium, if you've got 525 to 550 rigs working, we think that's where we're going to get there and here's the math kind of behind that.  You've got the 1,000 vessels that won't come back, get scrapped, don't come back again because of the capital requirements, that leave the market. You're going to deliver roughly, we think, about 150 new vessels that are under construction mainly in China and somewhat in India.  There's about 225-ish, 250-ish, the best that we can count and the industry kind of can count, that are under construction.  A number of them are a quarter of the way finished, half of the way finished.  We really don't think in this environment they will ever be completed.

Then you take the 200 vessels that are just right at 15 years that did not return to service, so you've got about 2,400 to 2,500 marketable OSVs.  And that gets you to the historical number of about 4.5 to 4.8 vessels per active rig.  So I think that's -- we're not predicting when that happens, but it will happen.  We're not smart enough to figure is it 2020 or 2021, but this business will recover without a doubt.

Based on adjusted supply, we think the OSV market is tighter than just the overall gross numbers look like and this is a slide put together by Clarksons who covers the OSV space

Tidewater Inc.

September 06, 2018

09:45 AM EDT

Speaker ID: BARC002_090418b_TidewaterInc_

very well.  No offense, David, but they are kind of, given where they're based out of Norway, very centric in shipping and OSV space.  So again, if you look at there's a number of idle vessels that just aren't coming back.  So you've got to peel back the onion a little bit.  So we think the market is really tighter than it looks like in just the gross numbers.  And we're starting to see that reflect in our business.

Again, I talked about 40% of the business was rig support, the additional is going to be the drilling support, and you're seeing in the offshore drilling space people getting a little more optimistic. I mentioned the IHS report that came out this morning, so you're starting to see momentum.  Obviously with the backdrop of strong commodity price, we're coming into the budget season and so our customers' play book is going to open. As they look offshore you've got, we're heard this week the bottlenecks in the Permian, etc.  I think capital is going to be redeployed elsewhere.  It's not leaving the Permian, I don't mean that, but people are going to look for alternative places to deploy that capital.

Again, here's our trends, and again as I touched, we're on the early stages. If you look at our 81% utilization we achieved in the second quarter, that goes back to the fourth quarter of 2014 which was the peak of the business.  So again, you can see the nice bump that we got first quarter to second quarter.  I think we're going to be flattish in that area right now, but I think we're going to hold where we are and I think if you look at the trough at 70% utilization in the first quarter, I think we feel comfortable from either financial performance, utilization, pick any metric, we'll look back and think the first quarter of 2018 was the bottom coming out of the cycle.

What's our go forward strategy?  Continue to be a leader in safety, compliance and operational excellence.  Again, preserve and protect our strong liquidity position, continue to rationalize the fleet.  I think year-to-date we have sold or scrapped 32 vessels of our own and continue to, on the cost structure as I said, we continue to tweak that.  My view and I think collective view at Tidewater is the business is not going to give us margins through day rates for the next 18 months.  So we've got to continue to create margin expansions ourselves.  It's going to be up to us and we're focused on that.  And again, it's the margin expansion that if we can continue to get our house in order to be the most cost-efficient provider, when this thing turns, we're going to garner the biggest margin expansion.

Again, I talked about the 20 plus odd vessels that we have idle.  That gives us great organic growth opportunities coupled with our balance sheet to be able to respond to that, and I think we're also a great counterparty to our clients around the world given the strength of our balance sheet.  We're de-risking their decision process as they look at who they're going to partner with around the world.  And then obviously we touched on the GulfMark opportunity.  We can further do M&A given the strength of our balance sheet.  And also, were we are in the world, we do get a good view of vessels all over the world, not necessarily corporate M&A opportunities, but stranded assets around the world in the markets where we participate, and we'll be able to jump in and take advantage of that.  And again, our goal is to deliver best in class shareholders returns.

Our standalone strategy is very solid.  The proposed GulfMark merger is consistent with all our key objectives.  So in closing, we're coming off bottom.  I think it's not going to be a hockey stick by any stretch of the imagination.  We are in great shape.  We're very cognizant of where we are, we're remaining vigilant on costs.  Again, as I touched on, we're going to have to create the margins over the next year to 18 months to 24 months and then the market will provide that and we'll get much greater margin expansion on the upside.

Tidewater Inc.

September 06, 2018

09:45 AM EDT

Speaker ID: BARC002_090418b_TidewaterInc_

So the future for Tidewater is very bright and we feel strongly if you're a believer that offshore space is improving, and you're going to play investment dollars in the offshore space, we're the equity to own in the OSV space.  Because if you think the drillers are going to improve, we're lockstep with them.  There's no lag time.  A rig goes to work, 2, 3 boats go to work.  Now, there's a lag time in procurement process, but in the actual day rate process, we're on the payroll the same time the rig is.  So those of you that are getting a little bullish on offshore space, we're the equity to own.  And with that, I guess we'll do a little Q&A.

David:

Yeah, a little Q&A, John.  Thank you very much, that was very interesting.  I'm curious, let me summarize what you talked about, 40% of your vessels on production, 60% on drilling.  Is that unusual for the industry?  Is everybody sort of in that same structure?

John Rynd:

That is pretty typical in the industry.  That is kind of your baseload is the day-to-day production.  Production is expense money, drilling is CapEx money, so you've got OpEx versus CapEx.  And they continue to produce through a downturn.  So you need supplies to the platform, there's construction, the pipeline projects and things that we support as well.

David:

We saw on the helicopter side also on the production side and what we noted was how a lot of the major oil companies were kind of pulling back on runs.  And that was certainly one of the areas where they kind of tried to pull in the reins on the budgets.  Did they do the same thing on the OSV side?   Or can they do this on the OSV side I guess I'm wondering.

John Rynd:	I think that everybody during that down cycle offshore tried to get more efficient with their dollars. And so everybody was trying to do more with less. So we did see some of that, yes.

David:

You talked about kind of global capacity of the 1,000 rigs that are 15 years or older.  Talk about the capabilities of those rigs versus say newer vintage.  I'm going to assume and we have seen throughout the industry that there's a very, very big difference in the capabilities of those rigs.

John Rynd:

The 15-year old vessels are typically Dynamic Positioning 1, DP1. And also, both their above deck and below deck cargoes are less, so they're not as efficient on the run.  And I think on the DP side, the dynamically positioning side, is when you back down to an operator's platform or his drilling rig, specifically a floater or a drill ship, and you get in what they call the 500-meter zone, which is the hot zone, DP2 is the selected.  What DP2 means versus DP1 is you have a backup.  So with DP1, if you lose power, you don't have DP.  Where a DP2, if you lose partial power, you still have power to keep the vessel in station.  And so you know the exposure out there, so that's been a big move.  Firefighting capabilities is also another piece of the puzzle that has come into the later vessels.  But it's kind of the DP systems, the above deck cargo and the below deck cargo with drilling mud, the drilling chemicals, the barite, the cement, the fuel for the rigs, etc.

David:	So your point with that slide was that those 1,000 rigs, while they may not get cut off immediately, they're not going back to work. Or they will be the last ones.

John Rynd:

I think there's two factors when you look at the idle capacity and then couple that with the older capacity.  Just one, they're not as competitive.  And so our customers right now, they have a free choice of picking up any vessel they want.  So they're going to go with

Tidewater Inc.

September 06, 2018

09:45 AM EDT

Speaker ID: BARC002_090418b_TidewaterInc_

the high class vessel.  Secondly, I think if you look at the balance sheets of the owners of those vessels, they're highly, highly leveraged.  And so where are they going to get access to capital to reactivate that vessel?  And then from, again, I touched on the counterparty risk, if you are one of our clients and you're picking up a 10 to 15 year old vessel, one, the company is not in financial shape, the vessel has been stacked for an extended period of time.  Are they willing to take that risk to save $3,000, $5,000 a day?

David:	Right. Any questions from the audience? Here we go.

Unidentified Participant:

Thanks.  One slide you had on the board was the ratio of OSVs to rigs that are working today.  A lot of the operators and offshore drillers talked about efficiencies that they've gained in the down cycle where they can have one or a certain amount of OSVs service multiple rigs now.  Can you talk about the efficiencies there and how that's affecting you guys and what you're seeing in terms of trends?

John Rynd:

We touched on that just earlier in the other question of during the downturn did they get more efficient.  And I think they did.  But I think one thing to kind of keep in the back of your mind as you look on a go-forward basis, having the incremental OSV supporting a deep-water vessel, and I know day rates are down dramatically, but let's go back to the peak where their spread costs, cash spread costs were $1 million to $1.5 million a day.  Running that drilling operation.  To pay $30,000 or $35,000 to get an incremental OSV that can be there with mud or a certain piece of equipment so they didn't have any operational downtime, was very cheap insurance.  I think that theory still prevails even now that rig rates are $150,000 a day or $125,000 a day and their spread costs have gone to $500,000 a day.  Well our rates are $15,000 a day.  And it's a very time sensitive operation when you're drilling in deep water.  I think that thought process will prevail again. Because if you're the drilling manager or the procurement manager and you get a call from somebody up in the tops of the organization going, why are we waiting on a boat for 12 hours and the rig is idle?

Unidentified Participant:	That makes sense.

John Rynd:	I mean, it's costing us $750 an hour to get a boat? What are you thinking? Let's go. So I think that will prevail.

Unidentified Participant:

Makes sense.  One follow-up question I have, and it's interesting you mentioned how the higher class OSVs will get work first.  Can you talk about the top of the highest class, like DP3 type stuff, will those get work in the near-term?  Or is it mainly the DP2 because they have lower -- or I guess what are you seeing especially on the deep water?

John Rynd:

Most vessels are DP2.  I'm not aware of a big fleet of DP3 vessels.  Maybe on the MPSVs or something like that, but on a typical PSV, they're typically DP2.  And so they're going to be the fist to go to work.  And we've seen that, they've gone to work.

Unidentified Participant:	Makes sense. Thanks.

David:

Any other questions in the audience?  John, one final question for me, when we look kind of -- tell me if this is the right way to look at, because I know boats move.  So just when we look at kind of capacity, are there certain pockets of the world that you see more capacity than others?  And does it work -- just educate me a little bit on kind of how that kind of capacity -- does it kind of move around or does it stick in certain --

Tidewater Inc.

September 06, 2018

09:45 AM EDT

Speaker ID: BARC002_090418b_TidewaterInc_

John Rynd:

You know, the offshore -- I grew up as a driller, so they were called mobile offshore drilling units for a reason.  They were mobile and they moved them market to market.  Well, OSVs do the same thing.  And so I have a two part answer to your question.  First, the market that is the most saturated is the whole southeast Asia region.  Really driven because of the capacity that was coming out of China and is still to come out of China.  That's the weakest market in the world.  But, I'll give you evidence of yes, they're mobile.  Those of you that follow the space, there was a lot of excitement and "maybe a little hype" on how well the North Sea was a going to perform coming into the spring and summer markets.  And we saw the corresponding increase in rig activity, no question.  That was spot-on.  What people missed, there was net increase in the supply of vessels in the North Sea through the first 6 months of this year of 34 vessels.

David:	In a market of how big?

John Rynd:	220 roughly. So significant.

David:	And how many rigs -- for how many rigs?

John Rynd:

I can't remember the rig count, but the rig count grew.  And most of those got absorbed.  The demand side of the equation was correct.  We just oversupplied.  So to your point, vessels will move to points of opportunity.

David:	Great. John, thank you very much, we appreciate it.

John Rynd:	Thank you, David.